Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

FOURTH QUARTER AND FULL YEAR FISCAL 2016 RESULTS

-         Entered Definitive Merger Agreement with Great Elm Capital Corporation         -

-         Special Meeting for Stockholder Vote Approval to be Held October 31, 2016         -

-         Net Asset Value of $3.59 as of June 30, 2016         -

Greenwich, Connecticut – September 28, 2016 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the fiscal fourth quarter and full year ended June 30, 2016.

Financial Highlights for the Fiscal Fourth Quarter Ended June 30, 2016:

➢	Received $10.0 million in repayments.

➢	Total investment income of $3.2 million, compared with $4.4 million for the prior-year quarter.

➢	Net investment loss was $0.2 million, or $0.01 per share, compared with net investment income (“NII”) of $2.4 million, or $0.11 per share, in the prior-year quarter. The net investment loss in the fiscal fourth quarter of 2016 includes $1.7 million of extraordinary merger-related expenses.

➢	Net change in unrealized and realized gains/losses was a loss of $0.2 million. This consists of net realized losses of $12.8 million, of which $12.6 million were previously recognized as unrealized losses and are reflected in this quarter’s income statement as unrealized gains.

➢	Decrease in net assets from operations was $0.4 million, or $0.02 per share.

➢	Per share amounts are based on approximately 22.5 million weighted average shares outstanding for the fourth quarter of fiscal 2016, compared to approximately 23.2 million weighted average shares outstanding for the fourth quarter of fiscal 2015.

As of June 30, 2016:

➢	Net asset value was $3.59 per share and aggregate investment portfolio fair value was $81.1 million.

➢	Weighted average portfolio interest rate was 10.46%.

➢	87% of portfolio company investments were first lien senior secured loans.

Update on Merger with Great Elm Capital Corporation

On June 23, 2016, Full Circle Capital and Great Elm Capital Corp. (“GECC”) entered into a definitive merger agreement under which Full Circle will merge with and into Great Elm Capital Corp.

The closing of the merger is subject to the satisfaction of customary closing conditions, including, among others, the registration and listing of the shares of common stock of GECC that will be issued in the merger and the approval of the merger by the holders as of the record date of September 15, 2016 of a majority of the outstanding shares of the common stock of Full Circle Capital at its Special Meeting on October 31, 2016.

Pursuant to the terms of the Merger Agreement, Full Circle Capital’s Board of Directors intends to declare a special cash distribution to the Company’s stockholders of record as of the close of business on the day on which the merger becomes legally effective, in an aggregate amount equal to the sum of:

•	$5.0 million;

•	$408,763, which is the positive amount of Full Circle Capital’s net investment income, calculated in accordance with generally accepted accounting principles in the United States, or GAAP, from March 31, 2016 through August 31, 2016; and
•	The amount of net investment income paid or accrued on Full Circle Capital’s investment portfolio and on its cash balances from August 31, 2016 through the effective time of the merger.

Full Circle Capital expects that a significant part of the $5.0 million fixed portion of the Special Distribution will be a distribution in excess of Full Circle Capital’s current and accumulated earnings and profits and could be treated as a return of capital for U.S. federal income tax purposes.

“Our pending merger with Great Elm Capital Corporation continues to progress and we urge our stockholders to vote their support at next month’s Special Meeting,” said Gregg Felton, President and Chief Executive Officer of Full Circle Capital Corporation. “Once the merger is completed, the combined company will have a significantly larger asset base which should provide the ability to invest in larger opportunities, a deeply experienced management team in MAST Capital controlling the portfolio, and the capability to grow our net investment income stream and provide a more sustainable regular distribution to our stockholders.”

Fourth Quarter Fiscal 2016 Results

The Company’s net asset value at June 30, 2016 was $3.59 per share. During the quarter, the Company generated $2.8 million of interest income compared to $4.4 million in the fourth quarter of fiscal 2015, a decrease of 35.5%. Income from fees and other sources in the quarter totaled $0.4 million, compared to $0.1 million in the prior-year quarter.

The Company produced a net investment loss of $0.2 million, or $0.01 per share, in the quarter ended June 30, 2016, compared to net investment income of $2.4 million, or $0.11 per share, in the quarter ended June 30, 2015. The net investment loss for the fiscal fourth quarter 2016 includes $1.7 million of extraordinary merger-related expenses.

Net unrealized gains of $12.6 million were comprised of $0.7 million of net unrealized appreciation on equity investments and $11.9 million of net unrealized appreciation on debt investments. Realized losses on investments were $12.8 million. Decrease in net assets resulting from operations was $0.4 million, or $0.02 per share.

Since the beginning of calendar 2016, the Company has received approximately $43 million in repayments.

At June 30, 2016, the Company’s portfolio included debt investments in 22 companies at an average of $3.7 million per investment. The weighted average interest rate on all outstanding debt investments was 10.46% at June 30, 2016, while the weighted average interest rate of the Company’s performing debt investments was 12.08%. At fair value, 86.8% of portfolio investments were first lien loans, 12.7% were second lien loans and 0.5% were equity investments. Approximately 78% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 67% at June 30, 2016, compared to 59% at June 30, 2015.

Subsequent Events

On July 8, 2016, the subordinated senior secured term loan to Bioventus, LLC was sold for total proceeds of approximately $6.0 million.

On August 17, 2016, the Company foreclosed on the commercial property underlying its loan to JN Medical Corporation (“JNI”). Subsequent to the foreclosure, on September 14, 2016 the Company entered into a forbearance agreement with JNI, which among other things, required JNI to enter into a triple net lease agreement with respect to the commercial property and to fund an initial payment of $730,723 to the Company in addition to resuming all other obligations under the loan agreement.

The Company holds collateralized note obligations from PEAKS Trust 2009-1.  ITT Educational Services Inc. (“ITT”) has guaranteed payment on these notes.  On August 26, 2016, ITT announced that it would no longer be accepting new students for enrollment during the current academic year.  Subsequently ITT terminated operations at its campuses and on September 16, 2016 ITT filed for Chapter 7 bankruptcy.  To the degree that ITT has liabilities in excess of the proceeds resulting from the Chapter 7 proceedings, ITT may not be able to meet obligations under its guarantee, which could impair the value of the notes. At August 31, 2016, the Company valued the notes at 70.91% of par value as compared to 83.92% of par value at June 30, 2016. The Company is currently reviewing the situation, but does not expect a significant change in the value of the notes due to the status of ITT.

Conference Call Details

Due to the ongoing merger process, the Company will not be holding an earnings call for this quarter.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s website www.fccapital.com.

Important Information for Investors and Stockholders

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the transactions referred to in this material, Great Elm Capital Corp. (“GECC”) has filed a registration statement on Form N-14 with the Securities and Exchange Commission (“SEC”) containing a proxy statement of Full Circle Capital Corporation (the “Company”) that also constitutes a prospectus of GECC. The registration statement was declared effective by the SEC on September 27, 2016, the Company will mail a definitive proxy statement-prospectus to stockholders of the Company on or about September 28, 2016. This material is not a substitute for the proxy statement/prospectus or registration statement to which it pertains or for any other document that GECC or the Company may file with the SEC and send to the Company’s stockholders in connection with the proposed transactions. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT-PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus (when available) and other documents filed with the SEC by GECC or the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at ir.fccapital.com or by contacting Full Circle at 203-900-2100.

The Company, MAST Capital Management LLC (“MAST”) and Great Elm Capital Group, Inc. (“Great Elm”) and their respective directors and their respective executive officers may be considered participants in the solicitation of proxies with respect to the proposed transactions under the rules of the SEC. Information about the directors and executive officers of the Company is contained in its proxy statement for its special meeting of stockholders, which was filed with the SEC on September 28, 2016. Information about the directors and executive officers of Great Elm is contained in its proxy statement which was filed with the SEC on April 21, 2016.

Information about the members, managers, officers and employees of MAST that may be engaged in the solicitations is contained in the proxy statement/prospectus that was filed with the SEC on September 28, 2016 and will be mailed to the Company’s stockholders on or about September 28, 2016. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed merger and the business of the combined company including statements regarding the expected timetable for completing the merger, benefits of the transaction, statements regarding the combined company, its investment plans, policies and expected results and any other statements regarding the Company’s, MAST’s, Great Elm’s and the combined company’s expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are "forward-looking" statements within the meaning of the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "target," "opportunity," "tentative," "positioning," "designed," "create," "seek," "would," "could", "potential," "continue," "ongoing," "upside," "increases," and "potential," and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transactions; the risk that a condition to closing the proposed transactions may not be satisfied; the failure to receive, on a timely basis or otherwise, the required approvals by the Company and the Company’s stockholders, governmental or regulatory agencies and third parties; the combined company’s ability to achieve the synergies, recurring net investment income and value creation contemplated by the proposed transactions; uncertainty as to whether the combined company will be able to perform as well as funds managed by MAST; uncertainty as to the integration, prospects, distributions and investment performance of the combined company; the ability of each company to retain its senior executives and maintain relationships with business partners pending consummation of the merger; the impact of legislative, regulatory and competitive changes; and the diversion of management time on transaction-related issues. There can be no assurance that the merger will in fact be consummated. Additional information concerning these and other factors can be found in GECC’s registration statement and proxy/prospectus as well as in the Company’s and Great Elm’s respective filings with the SEC, including GEC’s (filed as Unwired Planet’s) April 2016 proxy statement. Each of the Company, MAST, Great Elm and GECC assume no obligation to, and expressly disclaim any duty to, update any forward-looking statements contained in this document or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Company Contact:	Investor Relations Contacts:
Gregg J. Felton, President and Chief Executive Officer	Garrett Edson/Brad Cohen
Michael J. Sell, Chief Financial Officer, Treasurer and Secretary	ICR, LLC
Full Circle Capital Corporation	(203) 682-8200
(203) 900 – 2100
info@fccapital.com

  FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2016	June 30, 2015
Assets
Control Investments at Fair Value (Cost of $314,312 and $11,409,596, respectively)	$100,000	$5,812,064
Affiliate Investments at Fair Value (Cost of $5,727,925 and $24,434,726, respectively)	313,355	16,019,272
Non-Control/Non-Affiliate Investments at Fair Value (Cost of $89,806,480 and $136,351,581, respectively)	80,708,860	130,282,423
Total Investments at Fair Value (Cost of $95,848,717 and $172,195,903, respectively)	81,122,215	152,113,759

Cash	33,390,695	3,736,563
Interest Receivable	993,965	1,903,606
Principal Receivable	126,448	23,287
Distributions Receivable	-	15,141
Due from Affiliates	-	605,749
Due from Portfolio Investments	93,450	180,300
Receivable on Open Swap Contract	-	1,081
Prepaid Expenses	66,149	66,105
Other Assets	15,286	1,483,578
Deferred Offering Expenses	-	328,168
Deferred Credit Facility Fees	51,486	267,645

Total Assets	115,859,694	160,724,982

Liabilities
Due to Affiliates	388,965	1,052,489
Accrued Liabilities	1,486,055	179,378
Deposit from Swap Counterparty	-	10,380,000
Payable for Investments Acquired	-	15,020,000
Distributions Payable	-	813,240
Interest Payable	3,889	57,605
Other Liabilities	204,313	305,957
Accrued Offering Expenses	-	7,258
Notes Payable 8.25% due June 30, 2020 (plus unamortized premium of $135,498 and $158,504 and less deferred debt issuance costs of $675,046 and $833,541, respectively)	33,105,977	32,970,488

Total Liabilities	35,189,199	60,786,415
Commitments and contingencies	-	-

Net Assets	$80,670,495	$99,938,567

Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 22,472,243 and 23,235,430 issued and outstanding, respectively)	$224,722	$232,354
Paid-in Capital in Excess of Par	128,084,659	132,487,067
Distributions in Excess of Net Investment Income	(107,390)	(119,318)
Accumulated Net Realized Losses	(32,804,994)	(12,579,392)
Accumulated Net Unrealized Losses	(14,726,502)	(20,082,144)
Net Assets	$80,670,495	$99,938,567

Net Asset Value Per Share	$3.59	$4.30

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Full Year Ended June 30,
	2016	2015	2016	2015
Investment Income
Interest Income from Non-Control/Non-Affiliate Investments	$2,806,110	$3,558,167	$12,610,189	$13,044,316
Interest Income from Affiliate Investments	(196)	610,424	1,093,451	2,445,713
Interest Income from Control Investments	-	184,892	464,244	1,465,069
Dividend Income from Control Investments	41,209	36,247	75,207	36,247
Other Income from Non-Control/Non-Affiliate Investments	373,757	27,174	2,070,241	542,164
Other Income from Affiliate Investments	-	4,004	4,314	98,671
Other Income from Control Investments	-	12,500	119,385	50,000
Other Income from Non-Investment Sources	(2,439)	8,566	21,362	67,163
Total Investment Income	3,218,441	4,441,974	16,458,393	17,749,343

Operating Expenses
Management Fee	379,944	580,607	1,992,111	2,280,058
Incentive Fee	-	462,349	1,263,241	1,798,000
Total Advisory Fees	379,944	1,042,956	3,255,352	4,078,058

Allocation of Overhead Expenses	46,600	44,531	212,783	171,559
Sub-Administration Fees	50,000	61,237	246,268	256,236
Officers’ Compensation	76,307	75,913	305,226	303,652
Total Costs Incurred Under Administration Agreement	172,907	181,681	764,277	731,447

Directors’ Fees	48,750	43,750	168,000	182,196
Interest Expenses	889,689	1,006,442	3,799,951	4,305,558
Professional Services Expense	1,792,587	191,032	2,564,170	700,324
Bank Fees	10,105	9,832	33,302	39,931
Other	135,178	116,880	549,864	519,600

Total Gross Operating Expenses	3,429,160	2,592,573	11,134,916	10,557,114

Fee Waivers and Expense Reimbursement	-	(590,319)	(967,372)	(1,420,843)

Total Net Operating Expenses	3,429,160	2,002,254	10,167,544	9,136,271

Net Investment Income (Loss)	(210,719)	2,439,720	6,290,849	8,613,072
Net Change in Unrealized Gain (Loss) on Investments	12,627,602	236,919	5,355,642	(6,237,328)
Net Realized Gain (Loss) on:
Non-Control/Non-Affiliate Investments	(1,780,274)	130,823	(4,388,061)	(4,055,309)
Affiliate Investments	(10,957,378)	276,933	(9,593,394)	321,394
Control Investments	(38,410)	(3,600,000)	(5,482,804)	(3,842,390)
Open Swap Contract	-	1,081	(1,882,293)	1,081
Foreign Currency Transactions	-	-	(101)	(1,248)
Net Realized Gain (Loss)	(12,776,062)	(3,191,163)	(21,346,653)	(7,576,472)
Net Increase (Decrease) in Net Assets Resulting from Operations	$(359,179)	$(514,524)	$(9,700,162)	$(5,200,728)

Earnings (Loss) per Common Share Basic and Diluted	$(0.02)	$(0.02)	$(0.43)	$(0.35)
Net Investment Income per Common Share Basic and Diluted	$(0.01)	$0.11	$0.28	$0.63
Weighted Average Shares of Common Stock Outstanding Basic and Diluted	22,472,243	23,224,818	22,662,947	14,803,637

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Year Ended June 30, 2016	Year Ended June 30, 2015	Year Ended June 30, 2014	Year Ended June 30, 2013	Year Ended June 30, 2012
Per Share Data (1) :
Net asset value at beginning of period	$4.30	$6.38	$8.01	$8.59	$9.08
Accretion (dilution) from offering(s) (2)	-	(0.92)	0.03	(0.18)	-
Accretion from share repurchases (3)	0.03	-	-	-	-
Offering costs	-	(0.06)	(0.04)	(0.02)	-
Net investment income (loss)	0.28	0.63	0.71	0.77	0.78
Net change in unrealized gain (loss)	0.24	(0.51)	(1.36)	0.37	(0.32)
Net realized gain (loss)	(0.94)	(0.51)	(0.11)	(0.60)	(0.03)
Dividends from net investment income	(0.28)	(0.63)	(0.69)	(0.78)	(0.80)
Return of capital	(0.04)	(0.08)	(0.17)	(0.14)	(0.12)
Net asset value at end of period	$3.59	$4.30	$6.38	$8.01	$8.59

(1)	Financial highlights are based on weighted average shares outstanding.
(2)	Accretion and dilution from offering(s) is based on the net change in net asset value from each follow-on offering.
(3)	Accretion from share repurchases during the period is based on the net change in net asset value from the share repurchases.